
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CHIRON
CORPORATION'S UNAUDITED CONSOLIDATED BALANCE SHEET DATED JUNE 30, 1996 AND
CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1996.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-29-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                          54,345
<SECURITIES>                                   115,655<F1>
<RECEIVABLES>                                  323,008
<ALLOWANCES>                                    18,760
<INVENTORY>                                    181,454
<CURRENT-ASSETS>                               681,954
<PP&E>                                         722,151
<DEPRECIATION>                                 174,616
<TOTAL-ASSETS>                               1,540,201
<CURRENT-LIABILITIES>                          367,000
<BONDS>                                        420,925<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           424
<OTHER-SE>                                     721,822<F3>
<TOTAL-LIABILITY-AND-EQUITY>                 1,540,201
<SALES>                                        489,347
<TOTAL-REVENUES>                               621,486
<CGS>                                          209,112
<TOTAL-COSTS>                                  209,112
<OTHER-EXPENSES>                               372,496<F4>
<LOSS-PROVISION>                                   921
<INTEREST-EXPENSE>                              13,452<F5>
<INCOME-PRETAX>                                 40,820<F6>
<INCOME-TAX>                                    12,722
<INCOME-CONTINUING>                             28,098
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    28,098
<EPS-PRIMARY>                                     0.16
<EPS-DILUTED>                                     0.16

<F1>Consists of both short-term and noncurrent investments in marketable debt securities.
<F2>Consists of convertible subordinated debentures, capital lease obligations and notes payable.
<F3>Consists of additional paid-in capital, accumulated deficit, cumulative foreign currency translation adjustment and unrealized gain from investments.
<F4>Consists of research and development; selling, general and administrative; and
other operating expenses.
<F5>Consists of interest expense and related costs of convertible debentures and other interest expense.
<F6>Includes a $12.1 million gain from the sale of a partnership interest.  The gain was reflected in other income (expense), net.

